FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2016

KEY LINK ASSETS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A Denver, Colorado 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2016, Key Link Assets Corp (the “Company”), entered into a Securities Purchase Agreement with Berwin Trading Limited, a British Virgin Islands company (“Berwin”), pursuant to which the Company sold and agreed to issue 3,007,519 shares of its common stock, $0.0001 par value, at a purchase price of $0.665 per share for an aggregate amount of $2 million.

The summary of the transactions described above is qualified in its entirety by reference to the Securities Purchase Agreement which is filed as Exhibit 10.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  . The offer and sale of the securities were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement between Registrant and Berwin Trading Limited dated June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016

Key Link Assets Corp.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer